                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                            REFUND ANTICIPATION LOAN
                             PARTICIPATION AGREEMENT

            THIS AMENDED AND RESTATED REFUND ANTICIPATION LOAN PARTICIPATION AGREEMENT (this "Agreement"), dated as of January 6, 2003, is made by and among BLOCK FINANCIAL CORPORATION, a Delaware corporation ("BFC"), HOUSEHOLD TAX MASTERS INC., a Delaware corporation ("Tax Masters"), and solely for purposes of Sections 7.9 and 7.15 herein, HOUSEHOLD BANK, f.s.b., a federal savings bank ("HB").

                                    RECITALS

            A. BFC, Beneficial National Bank, a national banking association ("BNB") and Beneficial Tax Masters Inc., a Delaware corporation ("Beneficial Tax Masters"), entered into a Refund Anticipation Loan Participation Agreement dated as of July 19, 1996 (the "Original Participation Agreement"), wherein BFC agreed to purchase from BNB and Beneficial Tax Masters, and BNB and Beneficial Tax Masters agreed to sell to BFC, a participation interest in refund anticipation loans made by BNB to customers of both H&R Block Tax Services, Inc., a Delaware corporation ("Block Tax Services"), and its affiliates and certain franchisees of HRB Royalty, Inc., a Delaware corporation ("Royalty") and their affiliates.

            B. BFC, BNB and Beneficial Tax Masters, entered into an amendment to the Original Participation Agreement, dated as January, 1998 (the "Initial Participation Amendment").

            C. BFC, HB, as successor in interest to BNB, and Tax Masters (f/k/a Beneficial Tax Masters), entered into a First Amendment to the Refund Anticipation Loan Participation Agreement, dated as of January 1, 2000 (the "First Participation Amendment"), wherein certain terms, conditions and obligations provided in the Original Participation Agreement, as amended by the Initial Participation Amendment, were modified, including, among others, the substitution of HB for BNB as the originating bank, and the change in name of Beneficial Tax Masters to Tax Masters.

            D. BFC, Tax Masters and HB have entered into a Second Amendment to the Refund Anticipation Loan Participation Agreement, dated as of January 1, 2002 (the "Second Participation Amendment," and together with the Original Participation Agreement, the Initial Participation Amendment, and the First Participation Amendment, the "RAL Participation Agreement").

            E. HB has ceased its operations and in connection therewith, Tax Masters has engaged Imperial Capital Bank ("ICB") to perform the origination function for RALs and issuing function for RACs.

            F. Tax Masters and ICB entered into a Sale and Servicing Agreement for RALs and RACs, dated as of October 30, 2002, by and between Tax Masters and ICB, which agreement such parties have amended to reflect the terms set forth in an Amended and Restated Sale and Servicing Agreement for RALs and RACs (as so amended and restated, the "Sale and Servicing Agreement"), which Sale and Servicing Agreement has been delivered to Block Services as representing the basic agreement between Tax Masters and ICB regarding the RAL Program pursuant to which Tax Masters will be servicing the loans originated by ICB under the RAL Program.

            G. H&R Block Services, Inc., a Missouri corporation ("Block Services"), on behalf of itself and its subsidiaries, Block Tax Services, and Royalty (Block Services, Block Tax Services and Royalty are collectively referred to herein as "Block Companies"), Tax Masters, Beneficial Franchise Company, Inc., a Delaware corporation ("Beneficial Franchise") (Tax Masters and Beneficial Franchise are collectively referred to herein as "Household Companies"), and for certain limited purposes, HB, have entered into an Amended and Restated Refund Anticipation Loan Operations Agreement, dated as of January 6, 2003, (as amended and restated, the "RAL Operations Agreement").

            H. Block Companies, BFC, HB and Household Companies have entered into a letter agreement, dated November 5, 2002 (the "Expense Reimbursement Letter"), regarding reimbursement of Block Companies' and BFC's expenses in connection with Household Companies' replacement of RAL Originator.

            I. Block Services, Royalty, BFC, HB and Household Companies have entered into a letter agreement, dated November 11, 2002 (the "Letter Agreement"), pursuant to which Block Companies have consented to the substitution ("Substitution") of ICB for HB as the RAL Originator under the RAL Operations Agreement subject to certain conditions, including the condition that Block Companies and Household Companies use their best efforts to reach agreement no later than January 20, 2003 as to those changes to the RAL Operations Agreement and related agreements required to effectuate the Substitution and those changes to such agreements that are directly related to, and reasonably required to fairly take account of, the Substitution.

            J. The parties desire to amend and restate the RAL Participation Agreement to reflect the termination of HB as a party to this Agreement in connection with the termination of HB as originator of RALs and issuer of RACs, and to make certain other changes to the RAL Participation Agreement as hereinafter set forth relating to the purchase by BFC of participation interests in RALs made by the RAL Originator, and RACs issued by the RAL Originator to certain customers of Block Services, Corporate Franchises, Major Franchisees, subfranchisees of a Major Franchisee, or any Affiliate of any of the foregoing.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the premises and of the agreements of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BFC, Tax Masters and, solely for purposes of Sections 7.9 and 7.15 herein, HB hereby covenant and agree that the RAL Participation Agreement is hereby amended


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

and restated in its entirety with respect to Participation Interests purchased by BFC and certain other acts and events that occur from and after the effective date hereof by deleting the provisions of Sections 1.1 through 7.13 as the same now appear and by substituting therefor the following Sections 1.1 through 7.17:

                                   ARTICLE I
                                   DEFINITIONS

            Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meaning set forth below:

            "Accrual Period" shall have the meaning set forth in Section 2.4(b).

            "Adjustment Date" shall have the meaning set forth in Section
2.4(c).

            "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person.

            "Applicable Percentage" shall mean the percentage set forth for a particular Tax Period in Section 2.5.

            "Applicable Tax Period" shall mean any of the ten consecutive Tax Periods commencing with and including the Tax Period beginning January 1, 1997 and ending with and including the Tax Period beginning January 1, 2006.

            "Average Refund Balance" shall have the meaning set forth in Section 2.4(b).

            "BFC" shall mean Block Financial Corporation, a Delaware corporation.

            "Base Purchase Price" shall have the meaning set forth in Section 2.3(a).

            "Block Franchise" shall mean an office owned by a franchisee of Block Services or its subsidiaries that operates under the "H&R Block" name that is open to the public for the preparation of tax returns.

            "Block Office" shall mean (i) an office owned by Block Services or its subsidiaries that operates under the "H&R Block" name and is open to the public for the preparation of tax returns and (ii) a Corporate Franchise.

            "Block Services" shall mean H&R Block Services, Inc., a Missouri corporation.

            "Block Tax Services" shall mean H&R Block Tax Services, Inc., a Missouri corporation.

            "Budget Period" shall mean, with respect to any Tax Period, the period from January 1 before the commencement of such Tax Period to and including the following December 31.


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

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Bridgewater, New Jersey are authorized or obligated by law or executive order to be closed.

            "CPI" shall mean the index known as United States Department of Labor, U.S. Bureau of Labor Statistics, Consumer Price Index, United States City Average, All Items (1982-84=100), or if discontinued, the successor index that most closely approximates the foregoing index.

            "Claim" shall have the meaning set forth in Section 6.2.

            "Closing Date" shall mean with respect to a Participation Interest, the date on which such Participation Interest is sold to BFC pursuant to this Agreement.

            "Collections" shall mean (i) all finally collected funds received by Tax Masters as servicer for the RAL Originator and applied to Participated Pool RALs, whether such finally collected funds arise from receipt of cash, checks, wire transfers, ATM transfers, exercise of rights of offset or other form of payment, (ii) promissory notes and/or other evidence of indebtedness accepted by Tax Masters as servicer for the RAL Originator from or on behalf of Obligors in payment of Participated Pool RALs (in which case such Collections shall be deemed to be received by the RAL Originator for purposes of this Agreement on the Business Day on which such promissory note or evidence of indebtedness was received by the RAL Originator) and (iii) all fees charged by the RAL Originator to customers of Block Offices for issuing Pool RACs (in which case such Collections shall be deemed to be received by the RAL Originator for purposes of this Agreement on the Business Day on which such RAC is delivered to the customer).

            "Corporate Pool RAL" shall have the meaning given such term in the definition of "Pool RAL."

            "Corporate Franchise" shall mean a Person authorized directly by Block Services (or an Affiliate of Block Services) pursuant to a corporate franchise agreement to operate a Block Office. "Corporate Franchise" does not include a Person authorized by a major franchise agreement between a Major Franchisee and Block Services, or an Affiliate of Block Services, to operate a Block Franchise and to subfranchise others to operate a Block Franchise within a specified territory, or a subfranchisee of a Major Franchisee.

            "Defaulted Pool RAL" shall mean each Participated Pool RAL which, in accordance with the RAL Guidelines and Tax Masters' customary and usual servicing procedures for RALs, the RAL Originator has charged off as uncollectible; provided, however, that no Pool RAL originated during any Tax Period shall be classified as a Defaulted Pool RAL prior to January 1 of the following year.

            "Eligible RAL" shall mean each Pool RAL:

            (a) that was created by the RAL Originator, and is in compliance in all material respects, with the RAL Operations Agreement (or a Major Franchisee RAL

      Agreement, as the case may be) and the federal Equal Credit Opportunity Act, 15 U.S.C. Sections 1691 et seq.;

            (b) (i) as to which any blank preprinted form of disclosure statement supplied by Tax Masters on behalf of the RAL Originator to the tax preparation office at which such Pool RAL was originated for use in connection with the origination of such Pool RAL complied, as to form (subject to proper completion), with the requirements of the federal Truth-in-Lending Act, 15 U.S.C. Sections 1601 et seq. ("TILA") (it being understood that the foregoing shall not be deemed a warranty by Tax Masters that such form has been properly completed) and (ii) that was created in compliance with the other requirements of TILA; and

            (c) as to which, at the time of the sale of the Participation Interest in such Pool RAL to BFC, Tax Masters had good and marketable title thereto free and clear of all Liens arising under or through Tax Masters or any of its Affiliates.

            "ERA Operations Agreement" shall mean the ERA Operations Agreement to be entered into between BFC, Royalty, Tax Masters and Beneficial Franchise effective January 1, 2003.

            "Excluded RAL" shall have the meaning set forth in Section 5.2.

            "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative judicial, regulatory or administrative functions pertaining to government.

            "HB" shall mean Household Bank, f.s.b., a federal savings bank.

            "ICB" shall mean Imperial Capital Bank, a California state chartered commercial bank.

            "Ineligible RAL" shall have the meaning set forth in Section 4.4(c).

            "Initial Periodic Servicing Fee Percentage" shall mean the Periodic Servicing Fee Percentage initially determined for a particular Budget Period pursuant to Section 2.4(a)(iii).

            "Initial Purchase Price" shall mean the initial purchase price for a Participation Interest to be paid by BFC to Tax Masters as calculated pursuant to Section 2.3.

            "License Fees" shall mean the license fees paid or payable to Block Services, a Corporate Franchise, a Major Franchisee or a subfranchisee of a Major Franchisee as a result of the making of a Pool RAL or a Pool RAC, which are paid or payable contemporaneously with or shortly after the making of such Pool RAL or Pool RAC.

            "License Fee Adjustment" shall have the meaning set forth in Section 2.3(b).

            "Lien" shall mean any pledge, hypothecation, assignment, encumbrance, security interest, lien (statutory or other) or other security agreement of any kind or nature whatsoever, including (without limitation) any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

            "Major Franchisee" shall mean the Person authorized by a major franchise agreement with Block Services, or with an Affiliate of Block Services, to operate a Block Office and to subfranchise others to operate a Block Office within a specified territory.

            "Major Franchisee Pool RAL" shall have the meaning given such term in the definition of "Pool RAL."

            "Major Franchisee RAL Agreement" shall mean an agreement from time to time between Tax Masters and/or any one or more Affiliates of Tax Masters and a Major Franchisee pursuant to which RALs are made to customers of Block Offices of such Major Franchisee or its subfranchisees, as the same may be amended, modified or supplemented from time to time.

            "Notifying Party" shall have the meaning set forth in Section 5.2.

            "Obligor" shall mean, with respect to any RAL, the Person or Persons obligated to make payments to the RAL Originator, or an Affiliate of the RAL Originator, with respect to such RAL.

            "Originator Party" shall mean any Person or entity through whom Pool RALs or Pool RACs are made or serviced, and any other Person or entity that prepares or arranges for the preparation of a tax return for a Pool RAL or Pool RAC customer, or that files, makes or transmits or assists or arranges for the filing, making or transmission of any such tax return, refund request or Pool RAL or Pool RAC request, or that acts as a network or service bureau in connection with any of the foregoing, or that owns, distributes, licenses or otherwise has an interest in any software or other intellectual property used in connection with any of the foregoing or in any trademark, service mark or brand name under which Pool RALs or Pool RACs are promoted.

            "Participated Pool RAL" shall mean any Pool RAL in which a Participation Interest has been sold to BFC pursuant to Section 2.1 and has not been reassigned to Tax Masters or repurchased by Tax Masters pursuant to this Agreement.

            "Participation Interest" shall have the meaning set forth in Section 2.1.

            "Periodic Servicing Compensation" for a Budget Period shall be equal to (i) the sum, for all Participated Pool RALs made during the corresponding Tax Period, of the Servicing Adjustments paid by BFC for the Participation Interests corresponding to such Participated Pool RALs, plus (ii) any amount paid by BFC to Tax Masters during such Budget Period pursuant to Section 2.4(c)(i), minus
(iii) any amount paid by Tax Masters to BFC during such Budget Period pursuant to Section 2.4(c)(i).

            "Periodic Servicing Fee Percentage" shall mean the Required Servicing Compensation for a Tax Period, divided by the aggregate Principal Amount of Participated Pool RALs made in such Tax Period, as determined initially pursuant to Section 2.4(a) and adjusted from time to time pursuant to
Section 2.4(b).

            "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

            "Pool RAC" shall mean any RAC issued by the RAL Originator through a Block Office owned by Block Services, a Corporate Franchise, a Major Franchisee, a subfranchisee of a Major Franchisee, or any Affiliate of any of the foregoing.

            "Pool RAL" shall mean (a) any RAL made by the RAL Originator through a Block Office owned by Block Services, a Corporate Franchise or either of their Affiliates, pursuant to or under color of (i) the RAL Operations Agreement or
(ii) a referral to the RAL Originator by Block Services, such Corporate Franchise or such Affiliates pursuant to a contractual electronic filing arrangement with any other Person, (b) any electronic refund advance ("ERA") made by the RAL Originator originated through On-Line Tax Preparation ("OTP") software pursuant to the ERA Operations Agreement (a RAL or ERA described in subclause (a) or (b) may hereinafter be referred to as a "Corporate Pool RAL") and (c) any RAL made during any Tax Period by a Major Franchisee or a subfranchisee of a Major Franchisee, pursuant to or under color of (i) a Major Franchisee RAL Agreement or (ii) a referral to the RAL Originator by a Major Franchisee, or a subfranchisee or such Major Franchisee, of an Obligor whose federal income tax return was filed electronically by such Major Franchisee, or subfranchisee of such Major Franchisee, pursuant to a contractual electronic filing arrangement between such Major Franchisee or subfranchisee and any other Person (a RAL described in this subclause (c) may hereinafter be referred to as a "Major Franchisee Pool RAL"). Notwithstanding the foregoing, "Pool RAL", "Corporate Pool RAL", and "Major Franchisee Pool RAL", shall not include any RAL for which no RAL fee is charged to a customer (a "No Fee RAL"), provided that any RAL offered in connection with the parties' "CADE" initiative test shall not be deemed a No Fee RAL.

            "Principal Amount" of a RAL, shall mean:

            (a) the aggregate amount paid or payable by the RAL Originator to or for the account of an Obligor in connection with a RAL, and shall in any event include (i) the amount of any check properly issued or authorized to be issued by the RAL Originator to the order of any such Obligor, and (ii) any amounts paid or payable by the RAL Originator for the account of Obligor to any Originator Party, the Internal Revenue Service or any other Person (whether or not the RAL Originator has a right, contingent or otherwise, to withhold or retain any portion of such amount). The "Principal Amount" of a RAL shall not include any financing fee or refund account fee payable by such Obligor to the RAL Originator for such RAL. Each of the foregoing elements of a RAL shall be deemed to be made for purposes of this Agreement on the Business Day on which the RAL check clears the bank account used by the RAL Originator for the disbursement of RALs and such fact has been recorded in the computer files the RAL Originator uses for administering RALs; and

            (b) shall also include any payment made at any time by the RAL Originator with respect to any lost, altered or stopped check issued by or on behalf of the RAL Originator in connection with a RAL described in paragraph (a) (the "Underlying RAL"), as well as any payment by the RAL Originator with respect to any lost, altered or stopped replacement check. Payments on any RAL described in this paragraph (b) shall be deemed to be made for purposes of this Agreement on the Business Day when the replacement RAL check clears the bank account used by the RAL Originator for the disbursement of RALs and such fact has been recorded in the computer files the RAL Originator uses for administering RALs.

            "Qualified Expenses" shall mean all direct expenditures incurred in good faith by Tax Masters or any of its Affiliates in connection with ordinary and routine origination and servicing of Participated Pool RALs and Pool RACs or the performance of Tax Masters' obligations hereunder (other than the cost of repurchasing Participation Interests as required by Sections 4.3 or 4.4) or under the RAL Operations Agreement (or a Major Franchisee RAL Agreement, as the case may be), including (without limitation) fees and amounts paid or payable to Originator Parties, salaries, employee benefits, data processing costs, depreciation, equipment rent, equipment maintenance, space rent, maintenance, credit reports, legal forms and supplies, non-litigation legal expenses, telephone and telegraph, postage, delivery charges, travel, purchased services and systems, professional and consulting, external staff training and other personnel-related expenses, advertising, sales promotion, collection, systems, systems development, check clearing, cash management, software purchase, licensing or development, fees of licensing service marks, trademarks or other intellectual property, the costs of obtaining the accountant's report obtained pursuant to Section 2.4(f), and data processing expenses; provided, however, that Qualified Expenses shall not include (i) any bad debt expense pertaining to any Participated Pool RAL, (ii) License Fees, to the extent duplicative of amounts as to which BFC has paid its proportionate share pursuant to Section 2.3(b), (iii) any allocated expenses not related directly to the origination of Participated Pool RALs or the making of Pool RACs, the ordinary and routine servicing of Participated Pool RALs or the performance by Tax Masters or any of its Affiliates of its obligations under this Agreement or the RAL Operations Agreement (or a Major Franchisee RAL Agreement, as the case may be), whether such expenses are allocated internally by Tax Masters or allocated to Tax Masters by any of its Affiliates, (iv) interest expense, if any, incurred by Tax Masters or any of its Affiliates in connection with the portion of Participated Pool RALs that was not sold to and purchased by BFC, (v) any expenses pertaining to Tax Masters' fraud service bureau to the extent Tax Masters receives reimbursement of such expenses by Persons other than BFC or its Affiliates, (vi) collection costs or expenses with respect to delinquent Participated Pool RALs with respect to which Tax Masters (or any of its Affiliates) receives a collection fee pursuant to Section 3.4, (vii) allocations of corporate overhead expenses (including, without limitation, corporate management salaries and benefits and depreciation of general plant and equipment not specifically related to the origination and servicing of Participated Pool RALs), (viii) any cost or expense for which Tax Masters or its Affiliates are reimbursed by a third party (other than an Affiliate of Tax Masters) (including, without limitation, costs or expenses for which Tax Masters is reimbursed by Block Services pursuant to the indemnification provisions of the RAL Operations Agreement) or (ix) any expenditures for goods or services procured by Tax Masters or any of its Affiliates that are not related directly to the origination of Participated Pool RALs, the making of Pool RACs or the performance by Tax Masters or any of its Affiliates of its or their obligations under this Agreement or the RAL Operations Agreement (or a Major Franchisee RAL Agreement, as the case may be).

            In the event any expenditure that pertains to more than one Budget Period or should be capitalized and amortized or depreciated over more than one Budget Period in accordance with generally accepted accounting principles, such expenditure shall be capitalized and included in Qualified Expenses for a Budget Period only to the extent that such capitalized expenditure is (or should be) amortized or depreciated during such Budget Period in accordance with generally accepted accounting principles.

            Qualified Expenses shall be allocated to Participated Pool RALs for a Budget Period on the following basis (it being understood that, to the extent that the operating unit of Tax Masters or its Affiliates that services RALs and RACs also deals with other electronic filing derivative products, Tax Masters shall allocate as Qualified Expenses only the expenses of such unit that are otherwise Qualified Expenses) as it estimates in good faith are allocable to RALs and RACs and not to other electronic filing derivative products: (x) all permitted expenses as described above of Tax Masters and its Affiliates for RALs and RACs of all types (whether or not Pool RALs or Pool RACs) during a Budget Period shall be aggregated, (y) the result shall be divided by the total number of RALs and RACs of all types purchased by Tax Masters during the corresponding Tax Period, and (z) the result shall be multiplied by the number of RALs and RACs made by the RAL Originator during such Tax Period that are Participated Pool RALs and Pool RACs (and such result shall be deemed the Qualified Expenses allocable to Participated Pool RALs and Pool RACs for such Budget Period). An illustrative example of the allocation of Qualified Expenses to Participated Pool RALs and Participated Pool RACs is set forth in Exhibit B attached hereto.

            "RAC" means a check issued by the RAL Originator and delivered to a taxpayer pursuant to a Refund Anticipation Check Service.

            "RAL" shall mean any refund anticipation loan from time to time made by the RAL Originator.

            "RAL Guidelines" shall mean the RAL Originator's policies and procedures from time to time relating to the operation of its refund anticipation loan business, including (without limitation) the policies and procedures for determining the credit worthiness of refund anticipation loan customers, the extension of credit to refund anticipation loan customers and relating to the collection and charge off of refund anticipation loans.

            "RAL Originator" shall mean the insured depository institution engaged by Tax Masters (subject to the Block Companies' rights under the Letter Agreement) to serve as the originator under the RAL Program.

            "RAL Operations Agreement" shall have the meaning set forth in Recital G.

            "RAL Participation Agreement" shall have the meaning set forth in Recital D.

            "RAL Program" shall have the meaning assigned to it in the RAL Operations Agreement.

            "Reassignment Amount" shall have the meaning set forth in Section
4.3.

            "Reassignment Date" shall have the meaning set forth in Section 4.3.

            "Refund Anticipation Check Service" shall mean a service pursuant to which a check in the amount of a taxpayer's federal income tax refund, less the sum of (a) fees charged for the making of the check, (b) tax preparation and electronic filing fees and (c) other properly withheld amounts, is delivered to a taxpayer on account of a direct deposit refund (other than in connection with a RAL made in advance of receipt of the related refund). "Refund Anticipation Check Service" includes the delivery of a direct deposit refund check to a taxpayer in connection with such taxpayer's denied RAL application.

            "Repurchase Value" of a Participated Pool RAL at any time shall mean the Principal Amount of such Participated Pool RAL, less any Collections received with respect to such Participated Pool RAL.

            "Required Servicing Compensation" means the amount of compensation the RAL Originator is entitled to receive for originating and servicing Participated Pool RALs and Pool RACs for a particular Budget Period as computed pursuant to Section 2.4(a)(iv).

            "Servicing Adjustment" shall have the meaning set forth in Section 2.3(c).

            "Tax Period" for any year shall mean the period from and including January 1 of such year to and including August 15 of such year.

            "Tax Masters" shall mean Household Tax Masters, Inc., a Delaware corporation.

            "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

            "Underlying RAL" shall have the meaning given that term in paragraph
(b) of the definition of "Principal Amount".

            Section 1.2. Other Definitional Provisions. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the plural. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section and subsection references contained in this Agreement are references to Sections and subsections in this Agreement unless otherwise specified.

                                   ARTICLE II
                   PURCHASE AND SALE OF INTERESTS IN POOL RALS

            Section 2.1. Purchase and Sale of Participation Interests in Pool RALs.

            (a) Purchase and Sale. Subject to the conditions set forth in this Agreement, Tax Masters agrees to sell to BFC, and BFC agrees to purchase from Tax Masters, from time to time, on a "checks cleared" basis, an undivided ownership interest in, and in an amount equal to the Applicable Percentage of, all of Tax Masters' right, title and interest in and to each Pool RAL hereafter created, including all monies due or to become due with respect thereto and all Collections pertaining thereto and other proceeds (as defined in the UCC as in effect in the State of Delaware) thereof (a "Participation Interest"). Subject to the conditions set forth herein BFC agrees to pay for, purchase and accept all Participation Interests from time to time as provided herein. Except for the representations and warranties expressly made by Tax Masters in this Agreement, Participation Interests (and acquisition thereof by BFC) shall be without recourse to Tax Masters. Tax Masters represents and warrants to BFC that the Pool RALs were originated in compliance with the Final Credit Criteria and Final RAL and RAC Fees (as defined in the RAL Operations Agreement) and applicable law, excluding, however, any failure to comply which results from (i) any misrepresentation or omission to state a material fact by a RAL Customer, or (ii) action or inaction by any Block Office, Major Franchisee or subfranchisee of a Major Franchisee to perform its explicit obligations under this Agreement, a corporate franchise agreement between Block Services and a Corporate Franchise, a Major Franchisee RAL Agreement, or a subfranchisee agreement relating to the RAL Program between a Major Franchisee and a subfranchisee, as applicable (except for any action or inaction by such entities due to changes to the RAL Program required by the RAL Originator or Tax Masters outside of the deadlines set forth in this Agreement for any such changes).

            (b) The conveyance by Tax Masters to BFC of a Participation Interest in a Pool RAL shall be deemed to occur at the time when Tax Masters receives full payment from BFC of the Initial Purchase Price in respect to such Participation Interest corresponding to such Participated Pool RAL and all other Participated Pool RALs of Tax Masters arising on the same day. Upon such conveyance, BFC shall be the owner, to the extent of the Applicable Percentage, of a Participation Interest in such Pool RAL. The parties intend that if and to the extent that any conveyance of a Participation Interest in a Pool RAL is not deemed a sale of a Participation Interest, Tax Masters shall be deemed to have granted to BFC a security interest in the Participation Interest that was purportedly conveyed and that this Agreement shall constitute a security agreement under applicable law. Tax Masters agrees to authorize the filing of financing and continuation statements as BFC may from time to time reasonably request with respect to Participation Interests hereafter created or arising.

            (c) Upon BFC's request, Tax Masters agrees to use all commercially reasonably efforts to obtain for BFC (i) a "true sale" opinion of counsel to Tax Masters with respect to the sale by Tax Masters and the purchase by BFC of the Participation Interests in the Pool RALs, and (ii) a "nonconsolidation" opinion of counsel to Tax Masters with respect to Tax Masters and any subsidiary of Tax Masters that owns the Participation Interests prior to such sale and purchase, in both cases in form and substance typically employed in off-balance sheet financing or sale transactions generally; provided, however, that in connection with such efforts (A) Tax Masters shall not be obligated to restructure the terms of any agreement relating to the RAL Program, or any aspect of the RAL Program itself, in any way that adversely affects the economic interests of Tax Masters or its Affiliates, and (B) the failure of Tax Masters to obtain such opinions (after making commercially reasonable efforts to do so) shall not constitute a breach of any of Tax Masters' obligations under this Agreement and shall in no event give rise to any liability on the part of Tax Masters or any of its Affiliates. With respect to such opinions and the RAL Program for a particular Tax Year, (1) BFC shall use all commercially reasonable efforts to request such opinions as soon as reasonably possible during the immediately preceding calendar year, and in any event, no later than September 1st of such preceding calendar year absent major structural changes to the RAL Program made or proposed by Tax Masters, (2) BFC shall use all commercially reasonable efforts to identify the entity, if any, with whom it intends to effectuate any financing or sale transaction, and the proposed structure of such financing or sale transaction, as soon as reasonably possible during the immediately preceding calendar year, and in any event, no later than September 1st of such preceding calendar year absent major structural changes to the RAL Program made or proposed by Tax Masters, and (3) BFC and Tax Masters shall cooperate and use all commercially reasonable efforts to complete all changes to the RAL Program, if any, and the legal documents and agreements reflecting such changes, if any, as soon as reasonably possible during the immediately preceding calendar year, and in any event no later than October 15th of such preceding calendar year absent major structural changes to the RAL Program made or proposed by either BFC or Tax Masters. BFC shall be solely responsible for all legal fees of the parties associated with any opinion undertaken pursuant to this Section 2.1(c). In connection with any request by BFC for an opinion pursuant to this Section 2.1(c) for a particular Tax Year, Tax Masters shall, upon reasonable request by BFC, provide to BFC copies of all material operative agreements executed by Tax Masters or its Affiliates relating to the origination of RALs by the RAL Originator, or the sale and servicing of Tax Masters' retained interest in the Pool RALs, for such Tax Year, as well as all material operative agreements executed by Tax Masters or its Affiliates relating to the financing or sale of such retained interest for such Tax Year, in each case only to the extent (i) such agreements are reasonably necessary to be reviewed by BFC in connection with the opinions contemplated by this Section 2.1(c), and (ii) the terms of such agreements permit disclosure to third parties; provided, however, that Tax Masters shall not add any provision to any such agreement that unreasonably prohibits disclosure to BFC, its accountants or counsel engaged in connection with the issuance of any opinion pursuant to this Section 2.1(c), or the entity, if any, engaged by BFC to effectuate any financing or sale transaction. BFC hereby agrees to hold all such agreements in strict confidence and not provide any copies or disclose any terms therein to any party other than its accountants, its counsel and the entity, if any, with whom BFC proposes to effectuate any financing or sale transaction; provided, however, that, notwithstanding any other provision in this Agreement, if such entity or an Affiliate of such entity is deemed by Tax Masters to be a competitor of Tax Masters in the making or servicing of RALs, then the disclosure of such agreements to such entity may be restricted by Tax Masters to the extent deemed necessary by Tax Masters, in its sole discretion, to protect its business interests and trade secrets.

            Section 2.2. Procedure. Each Business Day not later than 9:00 a.m., New Jersey time, Tax Masters as servicer for the RAL Originator shall give notice to BFC (which notice may be by telephone, e-mail or facsimile) of the number and Principal Amount of Pool RALs made by the RAL Originator and in which Tax Masters has purchased a participation interest on the preceding Business Day (it being understood that, for such purpose, a Pool RAL shall be deemed to be made at the time set forth in the definition of "Principal Amount" in this

Agreement), together with the Initial Purchase Price for the Participation Interest corresponding to such Pool RALs. Not later than 4:00 p.m., New Jersey time, on such Business Day, BFC shall pay to Tax Masters the full amount of such Initial Purchase Price. Such payment shall be made to Tax Masters at such domestic account designated by Tax Masters by notice to BFC from time to time, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever.

            Section 2.3. Initial Purchase Price. The Initial Purchase Price for a Participation Interest shall be equal to the sum of:

            (a) the sum, for each Pool RAL corresponding to such Participation Interest, of the product of (i) the Applicable Percentage applicable to such Pool RAL, times (ii) the Principal Amount of such Pool RAL (the aggregate amount referred to in this clause (a) being referred to as the "Base Purchase Price" with respect to such Participation Interest), plus

            (b) the sum, for each Pool RAL corresponding to such Participation Interest, of the product of (i) the Applicable Percentage applicable to such Pool RAL, times (ii) the License Fees, if any, paid or payable by Tax Masters in connection with such Pool RAL (the aggregate amount referred to in this clause (b) being referred to as the "License Fee Adjustment" with respect to such Participation Interest), plus

            (c) the sum, for each Pool RAL corresponding to such Participation Interest, of the product of (i) the Periodic Servicing Fee Percentage applicable to such Pool RAL, times (ii) the Principal Amount of such Pool RAL (the aggregate amount referred to in this clause (c) being referred to as the "Servicing Adjustment" with respect to such Participation Interest).

            An illustrative example of the Initial Purchase Price formula is set forth in Exhibit A attached hereto. The Initial Purchase Price for Participation Interests shall be adjusted as provided in this Agreement, including Sections 2.4(b) through (d) of this Agreement.

            Section 2.4. Determination and Adjustment of Periodic Servicing Fee Percentage; Adjustment of the Initial Purchase Price.

            (a) Determination of Initial Periodic Servicing Fee Percentage. The Initial Periodic Servicing Fee Percentage shall be determined in the following manner:

                  (i) Preparation of Annual Budget and Initial Periodic
            Servicing Fee Percentage Calculation. Tax Masters shall, after consultation with BFC, not later than September 15 before the beginning of each Tax Period, provide BFC with written notice of (A) its best preliminary estimate of the aggregate Principal Amount of Pool RALs and the number of Pool RACs to be made by RAL Originator during such forthcoming Tax Period, (B) a budget of Qualified Expenses (which shall take into account the estimated Pool RAL volume and Pool RAC volume) and (C) a preliminary calculation of the Required Servicing Compensation and the Initial Periodic Servicing Fee Percentage (each of which shall be calculated pursuant to Sections 2.4(a) (iii) and (iv) and shall be based upon the estimate and budget referred to in this subclause (i)). The budget of Qualified Expenses shall list in reasonable detail by category Qualified Expenses it expects to incur during the Budget Period relating to such Tax Period in connection with the RAL Originator's origination and making of, and Tax Masters' ordinary and routine servicing of, the Pool RALs and Pool RACs expected to be made by the RAL Originator during such Tax Period. An illustrative example of the allocation of Qualified Expenses to Participated Pool RALs and Participated Pool RACs is set forth in Exhibit B attached hereto.

                  (ii) Review of Annual Budget by BFC. BFC shall have the right, for a period of 45 days from and after the date it has received from Tax Masters the items referred to in Section 2.4(a)(i), to review such items and suggest subcontracting specified servicing functions contemplated by the budget that, in the belief of BFC, may be performed more economically than is contemplated by such budget. In such event, BFC and Tax Masters shall solicit three bids from qualified subcontractors of nationally recognized standing selected by Tax Masters and BFC to perform such functions. Tax Masters shall either engage the subcontractor that submits the lowest bid or perform such function at the cost of the average of the three bids submitted by such subcontractors. Tax Masters shall revise such budget accordingly.

                  (iii) Calculation of Initial Periodic Servicing Fee
            Percentage. The Initial Periodic Servicing Fee Percentage for a Tax Period shall be equal to (A) Tax Masters' estimate of the aggregate Required Servicing Compensation for the Budget Period relating to such Tax Period, as based upon the budget for such Budget Period pursuant to Section 2.4(a)(i), divided by (B) Tax Masters' estimate or the Principal Amount of Participated Pool RALs to be made in such Tax Period, as provided pursuant to Section 2.4(a)(i). An illustrative example of the Initial Periodic Servicing Fee Percentage formula is set forth in Exhibit C attached hereto.

                  (iv) Calculation of Required Servicing Compensation. The
            Required Servicing Compensation for a Budget Period shall be equal to the sum of:

                        (A) the sum, for each of the categories of Pool RALs (a
                  category consisting of all Pool RALs to which the same Applicable Percentage applies pursuant to this Agreement), of the product of (I) the Applicable Percentage for such category for the relevant Tax Period, times (II) $2.00 (for the Tax Period beginning on January 1, 1997, and for Tax Periods thereafter $2.00 adjusted as set forth below by the CPI for the Applicable Tax Period), times (III) the number of Participated Pool RALs of such category made by RAL Originator during the relevant Tax Period, plus

                        (B) the sum, for each of the categories of Pool RALs, of
                  the product of (I) the Applicable Percentage for such category for the relevant Tax Period, times (II) Qualified Expenses allocable to Participated Pool

                  RALs and Pool RACs during the Budget Period, times (III) a fraction, the numerator of which is the aggregate Principal Amount of such category of Pool RALs made during such Budget Period and the denominator of which is the aggregate Principal Amount of all Pool RALs made during such Budget Period.

      The adjustment referred to in subclause (A) of the preceding sentence for each Tax Period beginning on or after January 1, 1998 shall be made as follows: for such Tax Period, in lieu of $2.00, the amount referred to in clause (A) of the preceding sentence shall be $2.00 times a fraction, the numerator of which shall be the average CPI for the June, July and August preceding the beginning of such Tax Period, and the denominator of which shall be the average CPI for the months of June, July and August 1996.

      For all purposes of calculating the Required Servicing Compensation, only RALs of the type described in paragraph (a) of the definition of "Principal Amount" shall be counted as Participated Pool RALs and each Pool RAL in which a Participation Interest was purchased and sold pursuant to this Agreement during a Tax Period shall be counted as a Participated Pool RAL made during such Tax Period.

      An illustrative example of the Required Servicing Compensation formula is set forth in Exhibit D attached hereto.

            (b) Periodic Adjustment of the Periodic Servicing Fee Percentage. At any time and from time to time during a Budget Period, Tax Masters may in its discretion, and shall at the reasonable request of BFC, review its then-current estimate of its Qualified Expenses for such Budget Period and of the volume of Participated Pool RALs during the related Tax Period. Following such review, Tax Masters shall, by notice to BFC, increase or reduce the Periodic Servicing Fee Percentage, effective two Business Days after the giving of such notice, by such amount as Tax Masters in good faith estimates is appropriate to reduce the next forthcoming settlement referred to in Sections 2.4(c)(i) or 2.4(c)(ii), as the case may be, to as small an amount as possible. If such adjustment results in a refund payable to BFC pursuant to Sections 2.4(c)(i) or 2.4(c)(ii) in an amount in excess of $100,000, Tax Masters shall pay BFC interest on the Average Refund Balance at a rate of interest equal to RAL Originator's prime rate of interest, fluctuating daily, in effect during the period commencing on the later of January 15 of the related Tax Period or the date of the most recent adjustment of the Periodic Servicing Fee Percentage pursuant to this Section 2.4(b) and ending on the date such refund is paid to BFC (the "Accrual Period"). Such interest shall accrue during the term of the Accrual Period. As used herein, "Average Refund Balance" shall mean an average weighted daily balance of the amount by which such refund exceeds $100,000, assuming such excess accrues ratably during the term of the Accrual Period. An illustrative example of the periodic adjustment of the Periodic Servicing Fee Percentage is set forth in Exhibit E attached hereto.

            (c) Adjustment of Servicing Compensation to Required Servicing Compensation.

                  (i) Interim Servicing Compensation Adjustment. On a date (the
            "Adjustment Date") selected by Tax Masters, such Adjustment Date being not later than 30 days after the end of each Tax Period, Tax Masters shall calculate and provide to BFC, in reasonable detail and, to the extent possible, in a format consistent with that used to prepare the annual budget, a calculation of Tax Masters' Qualified Expenses accrued through the end of such Tax Period. Tax Masters shall also calculate and provide to BFC notice of the Required Servicing Compensation accrued through the end of such Tax Period (calculated as if such Budget Period had ended on such date) and the Periodic Servicing Compensation paid through the end of such Tax Period. If such Required Servicing Compensation is greater than such Periodic Servicing Compensation, BFC shall pay the excess to Tax Masters. If such Required Servicing Compensation is less than such Periodic Servicing Compensation, Tax Masters shall pay the excess to BFC. An illustrative example of the foregoing adjustment is set forth in Exhibit F attached hereto.

                  (ii) Final Servicing Compensation Adjustment. Not later than
            January 8 following any Budget Period, Tax Masters shall calculate and provide to BFC, in reasonable detail and, to the extent possible, in a format consistent with that used to prepare the annual budget, a calculation of Tax Masters' Qualified Expenses for the preceding Budget Period. Tax Masters shall also calculate and provide to BFC notice of the Required Servicing Compensation for such Budget Period and the Periodic Servicing Compensation for such Budget Period. If such Required Servicing Compensation is greater than such Periodic Servicing Compensation, BFC shall pay the excess to Tax Masters. If such Required Servicing Compensation is less than such Periodic Servicing Compensation, Tax Masters shall pay the excess to BFC. An illustrative example of the foregoing adjustment is set forth in Exhibit G attached hereto.

            (d) Float Adjustment. Concurrently with the payment of the settlement referred to in Section 2.4(c)(i), Tax Masters shall pay to BFC an amount equal to the product of $.50 times the number of Pool RACs (other than Pool RACs issued through a Major Franchisee or a subfranchisee of a Major Franchisee) issued during the Tax Period with respect to which such settlement relates. Such amount shall be offset against the amount, if any, owed by BFC to Tax Masters under Section 2.4(c)(i) so that only a net amount shall be owed under such Section 2.4(c)(i) and this Section 2.4(d).

            (e) General Adjustment Payment Provisions. Payments under Sections 2.4(c) and 2.4(d) shall be due and payable by wire transfer not later than 2:00 p.m., New Jersey time, five Business Days after notice from Tax Masters setting forth such calculations, and such payment shall be deemed an adjustment to the Initial Purchase Price of the Participation Interests relating to Pool RALs made during the foregoing Tax Period.

            (f) Accountants' Report. At the request of BFC (but no more often than annually), on or before June 30 of each year, Tax Masters shall obtain from its independent certified public accountants a special report (in such form and subject to such assumptions, limitations and qualifications as such accountants generally require for special reports of such type) that shall in effect state that the amounts calculated for the previous Tax Period under clause (c)(ii) above are in compliance with this Agreement or stating the nature of any variance from this Agreement.

            (g) Information About Servicing Costs. Tax Masters shall provide BFC with all information reasonably requested by BFC from time to time about Tax Masters' cost accounting methods pertaining to the making of RACs and the servicing and collection of Pool RALs and other RALs, and about the costs and expenses incurred by Tax Masters from time to time pertaining to the servicing and collection of Pool RALs and other RALs. BFC shall have the right from time to time, at its expense, upon reasonable advance notice, to cause a firm of nationally recognized independent accountants selected by it to examine and verify such information.

            (h) Arbitration. Any dispute or controversy between BFC and Tax Masters involving the determination and/or the calculation of the Servicing Adjustment, the Initial Periodic Servicing Fee Percentage, the Required Servicing Compensation, the Periodic Servicing Fee Percentage, Periodic Servicing Compensation and/or Qualified Expenses, or any other dispute or controversy or relating to the calculations or determinations made pursuant to this Section 2.4, shall be submitted to, and settled by, arbitration in accordance with the provisions of this paragraph (h) and the rules of the American Arbitration Association (except as herein specifically otherwise stated or amplified). The arbitrator in the arbitration provided for in this paragraph (h) shall be an independent public accounting firm of nationally recognized standing that (A) is qualified under the rules of the American Arbitration Association, (B) has not provided audit or consulting services to either BFC, Tax Masters, the RAL Originator or any of their Affiliates during the immediately preceding two calendar years and (C) has not been engaged by either BFC, Tax Masters or the RAL Originator or any of their Affiliates to provide audit or consulting services for the current fiscal year of either party. BFC shall select two independent public accounting firms that qualify under the preceding sentence and shall submit the name of such firms to Tax Masters, which in turn shall designate one of such firms as the arbitrator. The decision of the arbitrator shall be final, binding, conclusive and nonappealable. Each party shall make such records available to the arbitrator as shall be necessary for such arbitrator to render a decision. Other than attorneys' fees and expenses (which shall be borne by the party incurring the same), the costs of the arbitration shall be borne equally by BFC and Tax Masters.

            Section 2.5. Applicable Percentages. The Applicable Percentage for Corporate Pool RALs shall be 40%; provided, however, the Applicable Percentage for Corporate Pool RALs shall be 49.999999% for each Tax Period during which Tax Masters (or any of its Affiliates) is the exclusive facilitator of a Refund Anticipation Check Service to customers of Block Offices owned by Block Services, Corporate Franchises and any of Block Services' Affiliates. The Applicable Percentage for a Major Franchisee Pool RAL shall be 25%. Notwithstanding the foregoing provisions of this Section 2.5, any Applicable Percentage (a) for a particular Tax Period may be such lesser percentage as specified by BFC by giving written notice to Tax Masters on or before September 1 immediately prior to such Tax Period (it being understood that (i) such lesser percentage shall pertain only to the particular Tax Period for which such notice is given and
(ii) if no such notice is given for a particular Tax Period, the Applicable Percentages shall be the percentages as set forth in this Section 2.5), or (b) for any portion of a particular Tax Period shall be reduced to zero if BFC has exceeded its internal funding limit (it being understood that (i) the reduction of the percentage to zero shall only be in effect during the periods of time BFC has exceeded its internal funding limit and (ii) for the periods of time BFC has not exceeded its internal funding limit, the Applicable Percentages shall be the percentages as set forth in this Section 2.5).

                                  ARTICLE III
              SERVICING, ADMINISTRATION AND COLLECTION OF POOL RALS

            Section 3.1. Servicing and Administration of Participated Pool RALs. Tax Masters as servicer for the RAL Originator shall underwrite, service and administer the Participated Pool RALs and shall collect payments due under the Participated Pool RALs in accordance with its customary and usual servicing procedures for servicing RALs made by the RAL Originator through Block Offices or Major Franchisees or subfranchisees of Major Franchisees and in accordance with the RAL Guidelines, and in which Tax Masters has purchased a participation interest. Tax Masters as servicer for the RAL Originator shall, subject to the terms of this Section 3.1, have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, Tax Masters as servicer for the RAL Originator is hereby authorized and empowered to execute and deliver, on behalf of BFC, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Participated Pool RALs and, after the delinquency of any Participated Pool RAL and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Participated Pool RALs. In addition, without limiting the generality of the foregoing, Tax Masters as servicer for the RAL Originator is hereby authorized and empowered, in the ordinary course of collecting any Defaulted Pool RAL, to sell or transfer such Defaulted Pool RAL free and clear of any interest of BFC (proceeds of such sale or transfer being treated as Collections for purposes of Section 3.2). BFC shall furnish Tax Masters with any documents necessary or appropriate to enable Tax Masters to carry out its servicing and administrative duties hereunder. Tax Masters shall not be obligated to use servicing procedures, offices, employees or accounts for servicing the Participated Pool RALs that are separate from the procedures, offices, employees and accounts used by Tax Masters in connection with servicing other refund anticipation loans.

            Section 3.2. Collections. On each Business Day not later than 4:00 p.m., New Jersey time, Tax Masters as servicer for the RAL Originator shall distribute the Applicable Percentage in all Collections (except those payments received from the Internal Revenue Service ("IRS") in the normal processing of refunds designated for direct deposit) with respect to each Participated Pool RAL received by Tax Masters as servicer for the RAL Originator (or any of its Affiliates) on the preceding Business Day (less collection fees payable by BFC to Tax Masters or

Tax Masters' Affiliates pursuant to Section 3.4). Such distribution shall be made to BFC at such domestic account designated by BFC by notice to Tax Masters from time to time, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever and regardless of the form of Collection received by Tax Masters as servicer for the RAL Originator (or any of its Affiliates). Funds received from the IRS as part of the normal processing of refunds designated for direct deposit will be distributed to BFC in the manner provided herein on the day that RAL Originator receives such funds in its designated account(s) at the applicable United States Federal Reserve Bank; provided, that one day's interest shall be deducted by Tax Masters as servicer for the RAL Originator from each such payment in order to reflect the fact that the fundings of Participated Pool RALs are on a one-day delayed basis. For the purpose of the above-referenced interest deduction, interest shall be calculated on the basis of a 365 day year (or a 366 day year in a leap year) at the 30 day dealer placed commercial paper rate as published in the Money Rates section of the Wall Street Journal for the previous Business Day.

            Section 3.3. Reports; Records for BFC.

            (a) Daily Reports. On each Business Day during an Applicable Tax Period, Tax Masters as servicer for the RAL Originator shall prepare and forward to BFC a report setting forth (i) the aggregate amount of Collections processed by Tax Masters as servicer for the RAL Originator (or any of its Affiliates) with respect to Participated Pool RALs on the preceding Business Day and BFC's share thereof, (ii) the number of, and aggregate outstanding amount of, Participated Pool RALs as of the close of business on the preceding Business Day and BFC's share thereof, and (iii) the number of Pool RACs made by the RAL Originator on the preceding Business Day and BFC's share of RAC fees pertaining thereto. Tax Masters as servicer for the RAL Originator shall at all times maintain its computer files with respect to Pool RACs and Participated Pool RALs in such a manner so that Pool RACs and Participated Pool RALs may be specifically identified.

            (b) Monthly Reports. On the 8th day of each calendar month, or if such day is not a Business Day, the immediately preceding Business Day, Tax Masters as servicer for the RAL Originator shall forward to BFC a report setting forth (i) the aggregate amount of Collections processed with respect to Participated Pool RALs during the preceding calendar month and BFC's share thereof, (ii) the aggregate amount of Participated Pool RALs outstanding as of the end of the last day of the preceding calendar month and BFC's share thereof, (iii) an aging of Participated Pool RALs outstanding as of the end of the last day of the preceding calendar month,
      (iv) the aggregate Defaulted Pool RALs as of the end of the last day of the preceding calendar month and BFC's share thereof, (v) the number of Pool RACs made during the preceding calendar month and BFC's share of Collections pertaining thereto, and (vi) the aggregate Participated Pool RALs that are not Defaulted Pool RALs but with respect to which payment has not been received within 30 days after such Participated Pool RALs were made by the RAL Originator and a participation interest therein was purchased by BFC, and BFC's share thereof. Such report shall be accompanied by an officer's certificate, stating that to the best of such officer's knowledge such report is complete and accurate.

            (c) Independent Accountants' Reports. BFC may cause a firm of nationally recognized independent accountants (who may also render services to Tax Masters) to furnish, at the expense of BFC, a report to BFC and Tax Masters to the effect that such firm has made a study and evaluation of the RAL Originator's and Tax Masters' internal accounting controls relative to the making of Pool RACs and servicing of Participated Pool RALs under this Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion (assuming the accuracy of any reports generated by the RAL Originator's and Tax Masters' third party agents) that the systems of internal accounting controls in effect on the date set forth in such report relating to making of Pool RALs by the RAL Originator and servicing procedures performed by Tax Masters as servicer for the RAL Originator pursuant to the terms of this Agreement, taken as a whole, were sufficient for the prevention and detection of errors for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the RAL Originator and Tax Masters and such other exceptions, errors or irregularities as shall be set forth in such report.

            Section 3.4. Collection Fee for Defaulted Pool RALs. BFC shall pay to Tax Masters as servicer for the RAL Originator a collection fee in an amount equal to the Applicable Percentage with respect to a Defaulted Pool RAL, times 25% of the Principal Amount of each Defaulted Pool RAL collected by collection offices of Tax Masters as servicer for the RAL Originator or any of its Affiliates. Such fee shall be paid in the form of a deduction from Collections remitted to Tax Masters (or an Affiliate of Tax Masters) pursuant to Section 3.2 pertaining to such Participated Pool RAL.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            Section 4.1. General Representations and Warranties of Tax Masters. Tax Masters hereby represents and warrants to BFC as of the date hereof (which representations and warranties shall survive any purchase and sale of Participation Interests pursuant to this Agreement):

            (a) Organization and Good Standing. ICB is a commercial bank duly organized and validly existing under the laws of the State of California, has its principal banking office located in the State of California and has a bank branch located and authorized to conduct banking operations in the State of Nevada. ICB has full corporate power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. Tax Masters is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

            (b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement have been duly


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

      authorized by Tax Masters by all necessary corporate action on its part and this Agreement will remain, from the time of its execution, an official record of Tax Masters.

            (c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement mortgage, deed of trust, or other instrument to which Tax Masters is a party or by which it or any of its properties are bound.

            (d) ICB's Deposit Accounts. Deposits in ICB's deposit accounts are insured to the limits provided by law by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation.

            Section 4.2. Representations and Warranties of Tax Masters Relating to the Participated Pool RALs. Tax Masters hereby represents and warrants to BFC as of each Closing Date (which representations and warranties shall survive any purchase and sale of Participation Interests pursuant to this Agreement):

            (a) Eligible RAL. Each Participated Pool RAL is an Eligible RAL as of the Closing Date relating to the Participation Interest sold to BFC with respect to such Participated Pool RAL.

            (b) Sale and Ownership; Title. Each sale of a Participation Interest by Tax Masters to BFC on such Closing Date constitutes either (i) a valid sale, transfer, assignment, set over and conveyance to BFC of all right, title and interest of Tax Masters in and to such Participation Interest (and the Applicable Percentage in the underlying Pool RALs), free and clear of any Lien of any Person claiming through or under Tax Masters or any of its Affiliates, or (ii) if it is ultimately determined by a court of competent jurisdiction that a sale from Tax Masters to BFC did not occur, then a grant of a security interest (as defined in the UCC as in effect in the applicable state) by Tax Masters to BFC in each Participation Interest purportedly conveyed pursuant to such sale. On each Closing Date, immediately prior to any such sale of (or grant of a security interest in) a Participation Interest, Tax Masters will be the sole legal and beneficial owner of, and will have marketable title to, the Participation Interest in the underlying Pool RALs, free and clear of any Lien, claim or encumbrance (other than the interests of BFC contemplated by this Agreement). Neither Tax Masters nor any Person claiming through or under Tax Masters shall have any claim to or interest in such Participation Interest, except for the interest of Tax Masters therein as a "debtor" (specifically, as seller of payment intangibles) for purposes of Article 9 of the UCC.

            Section 4.3. Remedy For Breach of Representations and Warranties. In the event of a breach of any of the representations and warranties set forth in
Section 4.1, BFC may by notice then given in writing to Tax Masters direct Tax Masters to accept reassignment of the Participation Interests within 30 days of such notice (or within such longer period as may be specified in such notice but in no event later than 120 days), and Tax Masters shall be obligated to accept reassignment of the Participation Interests on a date specified by BFC (the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in Section 4.1 shall then be true and correct in all material respects. In connection with such reassignment, Tax Masters shall remit to BFC on the Reassignment Date an amount equal to the aggregate of the respective Applicable Percentages of the Repurchase Values of each Participated Pool RAL (the "Reassignment Amount"). Such remittance shall be made to BFC at such domestic account designated by BFC by notice to Tax Masters, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever. Except as provided in Section 5.1, the obligation of Tax Masters to purchase the Participation Interests in accordance with this Section
4.3 shall constitute the sole remedy respecting any breach of the representations and warranties set forth in Section 4.1 available to BFC.

            On the date on which the Reassignment Amount has been paid to BFC, the Participation Interests in the uncollected Participated Pool RALs, all monies due or to become due with respect thereto and all proceeds thereof shall be released to Tax Masters, or its designee or assignee, and BFC shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty (except only for the warranty that since the date of sale by Tax Masters to BFC, BFC has not sold, transferred or encumbered any such Participated Pool RALs or interest therein), as shall reasonably be requested by Tax Masters to vest in Tax Masters, or its designee or assignee, all right, title and interest of BFC in and to the Participation Interests in the uncollected Participated Pool RALs, all monies due or to become due with respect thereto and all proceeds thereof. BFC's right to resell and Tax Masters' obligation to repurchase a Participation Interest pursuant to this
Section 4.3 shall apply only to a Participation Interest that is adversely affected by or impaired as a result of a breach of a representation or warranty.

            Section 4.4. Transfer of Ineligible RALs.

            (a) Repurchase. In the event of a breach with respect to a Participated Pool RAL of any representations and warranties set forth in
      Section 4.2(b)(i), or in the event that a Participated Pool RAL is not an Eligible RAL as a result of the failure to satisfy the conditions set forth in clause (c) of the definition of Eligible RAL, and as a result of such breach of event such Participated Pool RAL is charged off as uncollectible or BFC's rights in, to or under the Participation Interest therein are materially impaired, then, upon the earlier to occur of the discovery by BFC of such breach or event, or receipt by BFC of written notice from Tax Masters of such breach or event, BFC may by notice then given in writing to Tax Masters direct Tax Masters to repurchase the Participation Interest in each such Participated Pool RAL within 30 days of such notice (or within such longer period as may be specified in such notice but in no event later than 120 days) on a date specified by BFC occurring within such applicable period on the terms and conditions set forth in Section 4.4(c).

            (b) Repurchase After Cure Period. In the event of a breach of any of the representations and warranties set forth in Sections 4.2 and 2.1(a), or in the event that a


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

      Participated Pool RAL is not an Eligible RAL as a result of the failure to satisfy the conditions set forth in the definition of Eligible RAL or Pool RAL (contingent on that failure not being caused by (i) any misrepresentation or omission to state a material fact by a RAL Customer, or (ii) action or inaction of any Block Office, Major Franchisee, or subfranchisee of a Major Franchisee to perform its explicit obligations under this Agreement, a corporate franchise agreement between Block Services and a Corporate Franchise, a Major Franchisee RAL Agreement, or a subfranchisee agreement relating to the RAL Program between a Major Franchisee and a subfranchisee, as applicable (except for any action or inaction by such entities due to changes to the RAL Program required by the RAL Originator or Tax Masters outside of the deadlines set forth in this Agreement for any such changes)), other than a breach or event as set forth in Section 4.4(a), and as a result of such breach any Participated Pool RAL becomes a Defaulted Pool RAL or BFC's rights in, to or under the Participated Pool RAL or its proceeds are materially impaired, then, upon the expiration of 60 days (or such longer period as may be agreed to by BFC, but in not event later than 120 days) from the earlier to occur of the discovery of any such event by BFC or receipt by BFC of written notice from Tax Masters of any such event, BFC may by notice then given in writing to Tax Masters direct Tax Masters to repurchase the Participation Interest in each such Participated Pool RAL within 30 days of such notice (or within such longer period as may be specified in such notice but in no event later than 120 days) on the terms and conditions set forth in
      Section 4.4(c); provided, however, that no such repurchase shall be required to be made if, on any day prior to such repurchase, such representations and warranties with respect to such Participated Pool RAL shall then be true and correct in all material respects as if such Participated Pool RAL had been created on such day.

            (c) Procedures for Repurchase. When the provisions of Sections 4.4(a) or 4.4(b) require repurchase of a Participation Interest in a Participated Pool RAL (such Participated Pool RAL being hereinafter referred to as an "Ineligible RAL"), Tax Masters shall accept reassignment of such Participation by remitting to BFC an amount equal to the Applicable Percentage of the Repurchase Value of the Ineligible RAL as of the date of such repurchase. Such remittance shall be made to BFC at such domestic account designated by BFC by notice to Tax Masters, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever. Upon such remittance, BFC shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Tax Masters, without recourse, representation or warranty (except for the warranty that since the date of conveyance by Tax Masters to BFC, BFC has not sold, transferred or encumbered any such Participation Interest), all right, title and interest of BFC in and to such Participation Interest. BFC shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by Tax Masters to evidence the conveyance of such Participation Interest in the Ineligible RALs, all monies due or to become due with respect thereto and all proceeds thereof pursuant to this Section 4.4(c). The obligation of Tax Masters to repurchase Participation Interests in Ineligible RALs in accordance with this Section 4.4(c) shall constitute the sole remedy respecting any breach of the representations and warranties set forth in Section 4.2 available to BFC.

            (d) Impairment. For the purposes of Sections 4.4(a) and (b) above, proceeds of a Participated Pool RAL shall not be deemed to be impaired hereunder solely because such proceeds are held by Tax Masters for more than the applicable period under Section 9-315(d) of the UCC as in effect in the State of Delaware.

                                   ARTICLE V
                                      TERM

            Section 5.1. Termination of Purchase and Sale Obligations. The obligations of Tax Masters to sell Participation Interests in Pool RALs pursuant to Section 2.1 that are RALs described in paragraph (a) of the definition of "Principal Amount" in this Agreement, and the obligations of BFC to purchase Participation Interests in such Pool RALs pursuant to Section 2.1, may be terminated:

            (a) by the mutual written agreement of BFC and Tax Masters;

            (b) by either party, if the RAL Operations Agreement has been terminated;

            (c) by Tax Masters, if (i) there is a failure by BFC to perform or observe any material term, covenant or agreement contained in this Agreement, and any such failure shall remain unremedied for 10 days after written notice of such failure shall have been given to BFC by Tax Masters, (ii) there is an order or decree restraining, enjoining, prohibiting, invalidating or otherwise preventing the transactions contemplated by this Agreement or Tax Masters' performance of any of its material obligations under this Agreement, (iii) there shall be pending, or any Governmental Authority shall have notified Tax Masters of its intention to institute, any action, suit or proceeding against Tax Masters to restrain, enjoin, prohibit, invalidate or otherwise prevent the transactions contemplated by this Agreement or Tax Masters' performance of any of its material obligations under this Agreement, (iv) any Participated Pool RAL, or any purchase or sale of a Participation Interest in a Participated Pool RAL, or Tax Masters' performance of any of its material obligations under this Agreement would be illegal, and there are no reasonable steps that Tax Masters could take to prevent such illegality; or (v) there is a dissolution, termination of existence, insolvency, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, or the commencement of any proceeding by or against BFC under any bankruptcy or insolvency law;

            (d) by BFC, if (i) there is a failure by Tax Masters to perform or observe any material term, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for 10 days after written notice of such failure shall have been given to Tax Masters by BFC, (ii) there is an order or decree restraining, enjoining, prohibiting, invalidating or otherwise preventing BFC's performance of any of its material obligations hereunder, (iii) there shall be pending, or any Governmental Authority shall have notified BFC of its intention to institute, any action, suit or proceeding against BFC to restrain, enjoin, prohibit, invalidate or otherwise prevent BFC's performance of any of its material obligations hereunder, (iv) BFC's performance of any of its material obligations hereunder would be illegal and there are no reasonable steps that BFC could take to prevent such illegality, or (v) there is a dissolution, termination of existence, insolvency, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, or the commencement of any proceeding by or against Tax Masters under any bankruptcy or insolvency law; or

            (e) by BFC, if as of any September 15, any representation or warranty of Tax Masters set forth in Section 4.1 would not be true, if repeated as of such date; provided that BFC gives notice of such termination not later than the September 30 next following such September 15.

Tax Masters or BFC shall exercise a right of termination provided above by written notice to the other party. Upon such termination, all obligations of Tax Masters to sell Participation Interests in Pool RALs pursuant to Section 2.1 that are RALs described in paragraph (a) of the definition of "Principal Amount" in this Agreement, and all obligations of BFC to purchase Participation Interests in such Pool RALs pursuant to Section 2.1, shall automatically cease and BFC shall have no further obligation to purchase additional Participation Interests corresponding to such Participated Pool RALs. Termination pursuant to this Section shall not otherwise affect the rights or obligations of the parties hereto under this Agreement. Without limitation, such termination shall not affect the obligations of Tax Masters to sell Participation Interests pursuant to Section 2.1 with respect to Pool RALs that are RALs described in paragraph
(b) of the definition of "Principal Amount" in this Agreement to the extent that the Underlying RAL is itself a Participated Pool RAL with respect to which a Participation Interest was sold to BFC prior to such termination, and shall not affect the obligation of BFC to purchase a Participation Interest with respect to such Pool RAL pursuant to Section 2.1.

            Section 5.2. Right to Exclude Certain RALs. If, from time to time, BFC or Tax Masters believes in good faith that any specified RALs (of the type described in paragraph (a) of the definition of "Principal Amount" in this Agreement) that otherwise would constitute Pool RALs may violate or conflict with any requirement of law in any jurisdiction, such party (the "Notifying Party") may give notice to the other parties of such fact, specifying the applicable jurisdictions, and specifying such further actions on the part of BFC, Block Tax Services, the RAL Originator or other Persons, if any, as would in the opinion of the Notifying Party prevent such violation or conflict. Unless such steps have been taken within seven days after receipt of such notice, then, effective from and after such seventh day such RALs made after such day in such specified jurisdiction shall not constitute Pool RALs (such RALs being hereinafter referred to as "Excluded RALs"). If such steps subsequently are taken, and the other party gives notice to the Notifying Party of such fact, then the Notifying Party, shall, as promptly as practicable after such notice, by further notice to such other party, revoke its earlier designation of such RALs as Excluded RALs, and RALs of the specified type made after the date of such revocation shall not constitute Excluded RALs (and hence shall constitute Pool RALs).

                                   ARTICLE VI
                          CERTAIN RIGHTS OF TAX MASTERS

            Section 6.1. Certain Rights of Tax Masters.

            (a) Rescission. If any payment received or application of funds made by Tax Masters on account of any Participated Pool RAL shall be rescinded or otherwise shall be required (or if Tax Masters believes in good faith that such payment or application of funds is or may be required) to be returned or paid over by Tax Masters at any time, BFC, promptly upon notice from Tax Masters, shall pay to Tax Masters an amount equal to the Applicable Percentage of the amount so rescinded or returned or paid over, together with the Applicable Percentage of any interest or penalties payable with respect thereto.

            (b) Payover. If BFC receives any payment or makes any application on account of its Participation Interest in any Participated Pool RAL, BFC shall promptly pay over to Tax Masters the amount in excess of the Applicable Percentage of the amount so received or applied and until so paid over, the same shall be held by BFC in trust for Tax Masters.

            Section 6.2. Indemnification. Immediately upon Tax Masters' demand therefor, BFC shall reimburse and indemnify Tax Masters for and against the Applicable Percentage share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of every kind and nature whatsoever that may be imposed upon, incurred by or asserted against Tax Masters, acting pursuant hereto, or in any way relating to or arising out of this Agreement or any Participated Pool RAL or the origination or servicing thereof, or any action taken or omitted by Tax Masters under this Agreement or any Participated Pool RAL, including, without limitation, any amounts payable by Tax Masters pursuant to the RAL Operations Agreement (pursuant to indemnification provisions thereof or otherwise), and any amounts that Tax Masters shall be required to pay or repay to any statutory representative of any Obligor or Originator Party or to creditors of any such Obligor or Originator Party acting as such statutory representative (all of the foregoing being referred to collectively as "Claims"); provided, however, that BFC shall not be liable under this Section 6.2 for its Applicable Percentage of
(i) any obligation of Tax Masters to repurchase Participation Interests in accordance with Sections 4.3 and 4.4, (ii) any out-of-pocket expenses of Tax Masters on account of origination of ordinary and routine servicing of Participated Pool RALs, to the extent duplicative of amounts as to which BFC has paid its Applicable Percentage share pursuant to Article II, (iii) attorneys' fees and related litigation expenses incurred by Tax Masters with respect to Claims (it being understood that each party shall be responsible for its own attorneys' fees and related litigation expenses with respect to Claims) (iv) any Claim attributable to a Participated Pool RAL failing to be an Eligible RAL, (v) any Claim attributable to a breach by Tax Masters of an express obligation of Tax Masters under this Agreement, or (vi) any Claim attributable to the gross negligence or willful misconduct of Tax Masters. Notwithstanding any other provision herein, if BFC breaches any of its obligations hereunder and any such breach results in a claim for indemnification by the RAL Originator against Tax Masters, Tax Masters shall have the right to indemnification from BFC to the extent Tax Masters is required to indemnify the RAL Originator.

            Nothing in this Section 6.2 shall be construed to make BFC liable for (i) any portion of any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements imposed upon, incurred by or asserted against Tax Masters or any of its Affiliates relating solely to or arising solely from any RAL other than a Participated Pool RAL or a RAC other than a Pool RAC or (ii) any Claim with respect to which Tax Masters is indemnified by any third party (including, without limitation, Block Tax Services, any Major Franchisee or any other Originator Party). Tax Masters shall remit to BFC the Applicable

Percentage of any amount received by Tax Masters as indemnification from a third party to the extent such indemnification pertains to a Claim for which BFC previously indemnified Tax Masters pursuant to this Section 6.2.

            If different Applicable Percentages apply to Pool RALs with respect to which a Claim arises, then (A) to the extent the Claim is identifiable to a particular Pool RAL or to Pool RALs made in a particular Tax Period, the Applicable Percentage applicable to BFC's indemnification obligation with respect to such Claim shall be equal to the Applicable Percentage applicable to such particular Pool RAL or to such Tax Period, as the case may be and (B) otherwise, the Applicable Percentage applicable to BFC's indemnification obligation with respect to such Claim shall be a weighted average of the Applicable Percentages applicable to the Pool RALs or the Tax Period with respect to which such Claim arose.

            Section 6.3. Survival. The obligations of BFC under this Article VI shall survive any termination under Section 5.1 and all other events and conditions whatever. If and to the extent that any obligation of BFC under this
Article VI is unenforceable for any reason, BFC agrees to make the maximum contribution to the payment and satisfaction of such obligation which is permitted under applicable law.

                                  ARTICLE VII
                                  MISCELLANEOUS

            Section 7.1. Customer Lists. To the extent permitted by applicable law, Tax Masters as servicer for the RAL Originator agrees to provide to BFC, or any Affiliate of BFC during the term of this Agreement, within a reasonable time after BFC's (or such Affiliate's) request but not more than twice during any calendar year, a list of all persons (and, their full mailing addresses) to whom the RAL Originator made and Tax Masters purchased Pool RALs or Pool RACs during the most recently ended Tax Period. Such list shall be provided in electronic form and, to the extent reasonably practicable, in a form typical of mailing lists, purchased in the open market. Neither BFC nor its Affiliates shall use, or permit the use of, such list for purposes of soliciting customers for credit related products. BFC and such Affiliates shall take appropriate action by agreement with third parties having access to such list to prohibit such third parties from using such list for purposes of soliciting customers for credit related products. Tax Masters shall be designated a third-party beneficiary in any such agreement for purposes of enforcing such restricted use of such list.

            Section 7.2. Major Franchisees. BFC and Tax Masters agree to negotiate in good faith with each other and with Major Franchisees to enter into an arrangement with such Major Franchisees whereby (i) such Major Franchisees and BFC purchase Participation Interests in Major Franchisee Pool RALs made by the RAL Originator through such Major Franchisees or their subfranchisees and purchased by Tax Masters and (ii) BFC provides financing to such Major Franchisees to enable such Major Franchisees to purchase such Participation Interests. In connection with such arrangement, (i) such Major Franchisees may purchase from Tax Masters up to a 49.999999% undivided ownership interest in the applicable Major Franchisee Pool RALs and (ii) BFC may purchase from Tax Masters percentage ownership interests in such Major Franchisee Pool RALs in a percentage amount equal to 49.999999% minus the percentage ownership interest purchased by such Major Franchisee in such Major Franchisee Pool RALs;

provided, however, that the percentage ownership interest purchased by BFC in such Major Franchisee Pool RALs shall not exceed 25% and the combined percentage ownership interests purchased by such Major Franchisee and BFC in such Major Franchisee Pool RALs shall not exceed 49.999999%.

            Section 7.3. Independent Evaluation. BFC expressly acknowledges (i) that, except as provided in Sections 2.1(a), 4.1 and 4.2, Tax Masters has made no representation or warranty, express or implied, to BFC and no act by Tax Masters heretofore or hereafter taken shall be deemed to constitute any representation or warranty by Tax Masters to BFC; and (ii) that, in connection with its entry into and its performance of its obligations under this Agreement, BFC has made and shall continue to make its own independent investigation of the economic and legal risks associated with the making of RALs and purchase of Participation Interests.

            Section 7.4. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, or by nationally recognized overnight courier, addressed as follows:

            If to BFC, to:

                  Block Financial Corporation
                  4400 Main Street
                  Kansas City, Missouri 64111
                  Attention: Jeffery A. Yabuki

            If to Tax Masters, to:

                  200 Somerset Corporate Blvd.
                  Bridgewater, New Jersey 08807
                  Attention: Patrick A. Cozza

            Any party may change the address to which it desires notices to be sent by giving the other parties ten (10) days prior notice of any such change. Any notices shall be deemed given upon its receipt by the party to whom the notice is addressed.

            Section 7.5. Modification; No Waiver. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto. No waiver of any breach of, or failure to perform or observe, any material term, covenant or agreement contained in this Agreement shall constitute or be construed as a waiver by BFC or Tax Masters of any subsequent breach or failure or of any breach of or failure with respect to any of the other provisions of this Agreement.

            Section 7.6. Prior Understandings. This Agreement supersedes all prior oral understandings between the parties hereto relating to the transactions provided herein.

            Section 7.7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware, without regard to choice of law rules thereof.


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

            Section 7.8. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

            Section 7.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of BFC and Tax Masters and their representative successors and assigns and shall not be assigned by either party hereto without the prior written consent of the other parties hereto, which consent shall not unreasonably be withheld, conditioned or delayed, and any purported assignment without such consent shall be void. HB has ceased its operations and will assign, effective as of December 31, 2002, all of its rights and obligations under the RAL Participation Agreement to Tax Masters.

            Section 7.10. Securitizations. Tax Masters will use its reasonable efforts to assist BFC with respect to the negotiation and execution of all instruments and documents and to take all actions that are reasonably necessary, or as BFC may reasonably request, in order to facilitate the sale by BFC of the Participation Interests acquired by BFC pursuant to this Agreement and the assignment by BFC of BFC's rights under this Agreement to an Affiliate of BFC, and the resale of such Participation Interests and the reassignment of such rights by the Affiliate to one or more liquidity providers. Notwithstanding such assignment of its rights, BFC shall remain liable to perform all of its covenants and obligations under this Agreement.

            Section 7.11. Headings. The Article, Section and any other headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any of the provisions hereof.

            Section 7.12. Confidentiality. Without limitation of any other obligations of confidentiality contained in this Agreement, the RAL Operations Agreement or otherwise arising (but subject to the provisions of Section 7.1), all information, materials and documents heretofore or hereafter furnished to BFC (or to its officers, directors, agents, representatives or advisors) by Tax Masters, by Persons acting on behalf of by Tax Masters or at Tax Masters' direction, or otherwise in connection with this Agreement, either orally, in writing or by inspection, regarding the Obligors, any RAL, any RAC, this Agreement or the RAL Operations Agreement shall be deemed confidential and, except to the extent required by law, shall be kept in strict confidence under appropriate safeguards by BFC and its officers, directors, agents, representatives and advisors.

            Section 7.13. Not a Joint Venture. Neither this Agreement nor the transactions contemplated by this Agreement shall be deemed to give rise to a partnership or joint venture between Tax Masters and BFC.

            Section 7.14. Tax Masters Not a Tax Preparer. Nothing in this Agreement or the RAL Operations Agreement shall be construed to imply that Tax Masters at any time is in any way responsible for the preparation, filing or contents of any tax return of any Obligor under a Pool RAL, and BFC shall indemnify Tax Masters from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of every kind and nature whatsoever which may be imposed upon, incurred by or asserted against Tax

Masters arising from any claim, allegation or assertion that Tax Masters is or may be in any way responsible for the preparation, filing or contents of any such tax return, or that Tax Masters, by virtue of its participation in the transactions contemplated by this Agreement, is engaged in an activity that subjects Tax Masters to any penalty on account of the negotiation of any tax refund check in violation of the Internal Revenue Code of 1986, as amended.

            Section 7.15. Termination of HB as a Party and Assignment of HB's Responsibilities to Tax Masters; Events Prior to Amendment. HB is hereby terminated as a party to this Agreement; provided that HB will assign to Tax Masters, effective as of December 31, 2002, all of HB's agreements, duties and obligations under the RAL Participation Agreement arising out of events occurring prior to the effective date of this Agreement; provided, however, that such assignment by HB to Tax Masters is subject to Block Services', BFC's and Royalty's rights under the Letter Agreement. Subject to HB's assignment of its rights and obligations to Tax Masters pursuant to the immediately preceding sentence, the parties affirm that they are responsible for performing all of their agreements, duties and obligations under the RAL Participation Agreement arising out of events occurring prior to the effective date of this Agreement, and the provisions of the RAL Participation Agreement shall survive and continue to define the rights and obligations of the parties with respect to such prior events.

            Section 7.16. Financial Privacy. Tax Masters and BFC agree to comply with the financial privacy provisions of Section 7.2 of the RAL Operations Agreement.

            Section 7.17. Effective Date. The effective date of this Agreement is January 1, 2003.

            IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Refund Anticipation Loan Participation Agreement to be executed by their respective officers thereunto duly authorized as of the date set forth above.

                                         BLOCK FINANCIAL CORPORATION

                                         By: /s/ Becky S. Shulman
                                             -----------------------------------
                                             Name: Becky S. Shulman
                                             Title: Vice President and Treasurer


                                         HOUSEHOLD TAX MASTERS INC.

                                         By: /s/ Patrick A. Cozza
                                             -----------------------------------
                                             Name: Patrick A. Cozza
                                             Title: President

And solely for purposes of Sections 7.9 and 7.15 of this Amended and Restated Refund Anticipation Loan Participation Agreement:

                                         HOUSEHOLD BANK, f.s.b.


                                         By: /s/ Patrick A. Cozza
                                             -----------------------------------
                                             Name: Patrick A. Cozza
                                             Title: Senior Vice President

                                                                       Exhibit A

                      CALCULATION OF INITIAL PURCHASE PRICE

                                  (SECTION 2.3)

Formula

            (A) the sum, for each Pool RAL corresponding to such Participation interest of the product of (i) the Applicable Percentage applicable to such Pool RAL, times (ii) the Principal Amount of such Pool RAL, plus

            (B) the sum, for each Pool RAL corresponding to such Participation Interest, of the product of (i) the Applicable Percentage applicable to such Pool RAL, times (ii) the License Fees, if any, paid or payable by the RAL Originator in connection with such Pool RAL, plus

            (C) the sum, for each Pool RAL corresponding to such Participation Interest of the product of (i) the Periodic Servicing Fee Percentage applicable to such Pool RAL, times (ii) the Principal Amount of such Pool RAL.

Example

Assumptions:

Pre-1999 Tax Period
Aggregate Principal Amount of Pool RALs for
  Participation Interest                                         $1,800,000,000
License Fees for Pool RALs for Participation Interest                16,800,000
Periodic Servicing Fee Percentage (calculated
  pursuant to Section 2.4)                                                .533%
Applicable Percentage for all Pool RALs                                     40%

Calculation:

      (A)  (40% x $1,800,000,000)                               $  720,000,000
Plus  (B)  (40% x $16,800,000)                                       6,720,000
Plus  (C)  (.533% x $1,800,000,000)                                  9,594,000
                                                                --------------
=     Initial Purchase Price                                    $  736,314,000
                                                                ==============

                                                                       Exhibit B

                        ALLOCATION OF QUALIFIED EXPENSES

              (DEFINITION OF QUALIFIED EXPENSES; SECTION 2.4(a)(i))

Formula

            (x) all permitted expenses (as described in the definition of "Qualified Expenses") of Tax Masters and its Affiliates for RALs and RACs of all types (whether or not Pool RALs or Pool RACs) during a Budget Period shall be aggregated.

            (y) the result under clause (x) above shall be divided by the total number of RALs and RACs of all types made by the RAL Originator and its Affiliates and purchased by Tax Masters during the Tax Period corresponding to the Budget Period (except that RACs shall not be part of this denominator with respect to a Tax Period that is not a RAC Service Period).

            (z) the result under clause (y) above shall be multiplied by the number of RALs and RACs made by RAL Originator and its Affiliates and purchased by Tax Masters during such Tax Period that are Participated Pool RALs and Pool RACs (and such result shall be deemed the Qualified Expenses allocable to Participated Pool RALs and Pool RACs for such Budget Period).

Example

Assumptions:

Permitted expenses of all types for RALs and RACs of all types       $25,000,000
Total Number of RALs of all types                                      2,646,000
Total Number of RACs of all types (post-1998 Tax Period)               1,460,000
Total Number of Participated Pool RALs                                 2,097,000
Total Number of Pool RACs (post-1998 Tax Period)                       1,000,000

Calculation:

                                                        Pre-1999              Post-1998
                                                     -----------            -----------
    (x)  Qualified Expenses                          $25,000,000            $25,000,000
/   (y)  Total number of RALs and RACs (if
         applicable) of all types                      2,646,000              4,106,000
x   (z)  Total number of Participated Pool
         RALs and Pool RACs                            2,097,000              3,097,000
                                                     -----------            -----------
=   Qualified Expenses Allocated to
        Participated Pool RALs and Pool RACs         $19,812,925            $18,856,551
                                                     ===========            ===========

                                                                       Exhibit C

            CALCULATION OF INITIAL PERIODIC SERVICING FEE PERCENTAGE

                              (SECTION 2.4(a)(iii))

Formula

            (A) Tax Masters' estimate of the aggregate Required Servicing Compensation for the Budget Period relating to the Applicable Tax Period, divided by

            (B) Tax Masters' estimate of the Principal Amount of Participated Pool RALs to be made in such Tax Period

Example

Assumptions:

Pre-1999 Tax Period
Estimated Aggregate Required Servicing Compensation                   $9,602,770
Estimated Principal Amount of Participated Pool RALs              $1,800,000,000

Calculation:

   (A)                                                            $    9,602,770
/  (B)                                                            $1,800,000,000
                                                                  --------------
=  Initial Periodic Servicing Fee Percentage                                .533%
                                                                  ==============

                                                                       Exhibit D

               CALCULATION OF REQUIRED SERVICING FEE COMPENSATION

                              (SECTION 2.4(A)(IV))

Formula

            (A) the sum, for each of the categories of Pool RALs (a category consisting of all Pool RALs to which the same Applicable Percentage applies pursuant to this Agreement), of the product of (i) the Applicable Percentage for such category for the relevant Tax Period, times (ii) $2.00 (for the Tax Period beginning on January 1, 1997, and for Tax Periods thereafter $2.00 adjusted by the Consumer Price Index for the Applicable Tax Period), times (iii) the number of Participated Pool RALs of such category made by the RAL Originator during the relevant Tax Period, plus

            (B) the sum, for each of the categories of Pool RALs, of the product of (i) the Applicable Percentage for such category for the relevant Tax Period, times (ii) Qualified Expenses allocable to Participated Pool RALs and Pool RACs during the Budget Period, times (iii) a fraction, the numerator of which is the aggregate Principal Amount of such category of Pool RALs made during such Budget Period and the denominator of which is the aggregate Principal Amount of all Pool RALs made during such Budget Period.

Example for Pre-RAC Service Period

Assumptions:

Applicable Percentage for all Pool RALs*                                     40%
Number of Participated Pool RALs*                                      2,097,000
Qualified Expenses Allocable to Participated Pool RALs*              $19,812,925

      By definition, Pool RALs during a Tax Period that is not a RAC Service Period includes only Corporate Pool RALs

Calculation:

      (A) (40% times $2.00 times 2,097,000 RALs) =                    $1,677,600
plus  (B) (40% times $19,812,925) =                                    7,925,170
                                                                      ----------
=     Required Servicing Fee Compensation                             $9,602,770
                                                                      ==========

Example for Post-RAC Service Period

Assumptions:

Applicable Percentage for Corporate Pool RALs                         49.999999%
Applicable Percentage for Major Franchisee Pool RALs                         25%
Number of Participated Corporate Pool RALs                            2,097,000
Number of Participated Major Franchisee Pool RALs                       500,000
Qualified Expenses Allocable to Participated Pool
RALs and Pool RACs                                                  $18,856,551

Calculation:

     (A)  (49.999999% times $2.00 times 2,097,000 Corporate
          Pool RALs) =                                              $ 2,097,000
          (25% times $2.00 times 500,000 Major Franchisee
          Pool RALs) =                                                  250,000
                                                                    -----------
          subtotal                                                  $ 2,347,000
                                                                    -----------
plus (B)  (49.999999% times $18,856,551) times (2,097,000/
          2,597,000) =                                              $ 7,612,939
          (25% times $18,856,551) times (500,000/2,597,000)            907,617
                                                                    -----------
          subtotal                                                  $ 8,520,556
                                                                    -----------

=    Required Servicing Fee Compensation                            $10,867,556
                                                                    ===========

                                                                       Exhibit E

                 PERIODIC ADJUSTMENT OF SERVICING FEE PERCENTAGE

                                (SECTION 2.4(b))

Assumptions:

            Qualified Expenses Allocable to Participated Pool RALs and Pool RACs for pre-1999 Tax Period remained the same at $19,812,925, but the number of Estimated Pool RALs increased to 2,150,000 from 2,097,000 Pool RALs and the aggregate principal amount of Pool RALs increased to $1,850,000,000 from $1,800,000,000.

Calculation:

      ((40% Applicable Percentage x $2.00 x 2,150,000 revised number of Pool
      RALs) plus (40% Applicable Percentage x $19,812,925 Qualified Expenses allocable to Participated Pool RALs)) divided by $1,850,000,000 = .521% Adjusted Servicing Fee Percentage

                                                                       Exhibit F

                    INTERIM SERVICING COMPENSATION ADJUSTMENT

                               (SECTION 2.4(c)(i))

Assumptions:

            Qualified Expenses Allocable to Participated Pool RALs and Pool RACs for pre-1999 Tax Period remained the same at $19,812,925, but the number of Estimated Pool RALs increased to 2,150,000 from 2,097,000 Pool RALs and the aggregate principal amount of Pool RALs increased to $1,850,000,000 from $1,800,000,000.

Calculation:

    Required Servicing Compensation ((40% Applicable Percentage x $2.00 x
             2,150,000 revised number of Pool RALs) + (40% Applicable
             Percentage x $19,812,925 Qualified Expenses allocable to
             Participated Pool RALs))                                             $9,645,170

    Periodic Servicing Compensation (.533% Periodic Servicing Fee
             Percentage x $1,850,000,000 aggregate Principal Amount of
             Participated Pool RALs)                                               9,860,500
                                                                                  ----------

    Adjustment (payable to BFC)                                                   $ (215,330)
                                                                                  ==========

                                                                       Exhibit G

                     FINAL SERVICING COMPENSATION ADJUSTMENT

                              (SECTION 2.4(c)(ii))

Assumptions:

            Qualified Expenses Allocable to Participated Pool RALs and Pool RACs for pre-1999 Tax Period increased from $19,812,925 to $20,000,000, but the number of Estimated Pool RALs remained unchanged from interim adjustment at 2,150,000 Pool RALs.

Calculation:

    Required Servicing Compensation ((40% Applicable Percentage x $2.00 x
             2,150,000 number of Pool RALs) + (40% Applicable Percentage x
             $20,000,000 Qualified Expenses allocable to Participated Pool
             RALs))                                                               $9,720,000

    Periodic Servicing Compensation ((.533% Periodic Servicing Fee
             Percentage x $1,850,000,000 aggregate Principal Amount of
             Participated Pool RALs) + $(215,300) Interim Adjustment)              9,645,170
                                                                                  ----------

    Adjustment (payable to Tax Masters)                                           $   74,830
                                                                                  ==========